EXHIBIT 10.3

PLEDGE AGREEMENT OVER QUOTAS

BETWEEN

(1) **CI HOLDINGS, INCORPORATED,** an Oregon corporation ("**Debtor**" or "**Pledgor**"), with registered offices at 27929 SW 95th Avenue, Suite 601, Wilsonville, Oregon 97070, acting through its duly empowered representative Gordon Root;

AND

(2) **CHIURAZZI INTERNATIONAL, LLC,** an Arizona limited liability company ("**Secured Party**"), with registered offices at 4848 E. Cactus Rd., Suite 505-185, Scottsdale, Arizona 85254, acting through its duly empowered representative Paul Deloughery;

AND

(3) **CHIURAZZI INTERNAZIONALE S.R.L.**, an Italian company (hereinafter the "**Company**"), with registered offices at Via Capri 1, 80026 Casoria (NA), Italy, recorded in the Register of Businesses under no. _______, acting through its duly empowered representative Gordon Root;

for the purpose of the acceptance of the pledge created pursuant to this Pledge Agreement (the "**Pledge**") and the obligations hereunder:

WHEREAS

(A) Debtor holds a participation in the capital of the Company for a total value equal to Euro ____________________ (______________), and which represent an interest equal to 100% of the Company's quota capital ("**Quotas**");

(B) On September 18, 2012, Secured Party, Debtor, and Paul Deloughery entered into that certain Asset Purchase Agreement (the "**Purchase_Agreement**") whereby the Secured Party sold to Debtor and Debtor purchased from the Secured Party certain assets of the Secured Party (collectively, the "**Assets**").

(C) As consideration for the Assets, Debtor issued to Secured Party a Secured Promissory Note in the principal amount of US$2,800,000.00 dated September 18, 2012 (the "**Note**").

(D) Debtor has agreed to secure its obligations to Secured Party under the Note in accordance with the terms and conditions set forth under the Security Agreement entered into on September 18, 2012 (the "**Security Agreement**") ;

(E) As part of the Security Agreement, Debtor has agreed to secure its obligations to Secured Party also by creating a pledge over the Quotas of the Company in compliance with Italian law (the "**Pledge**");

(F) In pursuance to the obligations set forth under the Security Agreement, a Pledge is hereby created over 100% (one hundred per cent) of the Quotas in accordance with the terms and conditions set forth under this pledge agreement ("**Pledge Agreement**").

NOW THEREFORE, it is hereby agreed as follows:

1. RECITALS, SCHEDULES AND DEFINITIONS

1.1 Recitals and Schedules

The Recitals above and the Schedules hereto (as defined below) constitute an integral and substantial part of this Pledge Agreement.

1.2 Definitions

In addition to the terms defined in the above Recitals, or in this Pledge Agreement (which are repeated in this Clause 1.2 ("*Definitions*") for sake of completeness), the terms in capital letters shall have the same meaning given to them under the Security Agreement.

"Default" means:

(a) an "*Event of Default*" as defined in the Security Agreement;

(b) any breach by Pledgor or the Company of any of its obligations pursuant to this Pledge Agreement.

"Encumbrance" means any mortgage, pledge, lien, charge, encumbrance, guarantee, assignment by way of granting any security, option or third party rights or any other agreement or arrangement of any kind giving rise to an encumbrance or having the same economic effect, including a *patrimonio destinato* under Article 2447-*bis* of the Italian Civil Code.

"Event of Default" has the same meaning as under the Security Agreement.

"Purchase Agreement" has the meaning set out in Recital B of this Pledge Agreement.

"Insolvency Proceeding" means any voluntary or compulsory liquidation, bankruptcy, winding up, composition with creditors, extraordinary administration proceeding.

"Obligations" has the same meaning as under the Security Agreement.

"Pledge" has the same meaning set out in Recital E above.

"Pledged Quotas" has the meaning set out in Recital F above,

"Schedule/s" means the schedules to this Pledge Agreement.

"Secured Claim" or **"Secured Claims"** means the Obligations, each of the secured claims under Clause 3 ("*Secured Claims*") of this Pledge Agreement, as well as all the other claims indicated in Clause 3 ("*Secured Claims*") of this Pledge Agreement, respectively.

"Security" has the meaning given to such term in Clause 2.3 ("*Indication of the assets subject to the Pledge*") of this Pledge Agreement.

"Quotaholder's Rights" means all the dividends, monies and other rights, assets and/or benefits from time to time ascribed or to be ascribed to the Pledged Quotas or in exchange thereof or otherwise received or receivable anyhow and for any reason in relation to the Pledged Quotas or in exchange thereof while this Pledge Agreement is in force and effect.

2. PLEDGE

2.1 Creation of the Pledge

Debtor hereby, irrevocably pledges the Quotas, jointly and *in pari grado*, in favour of the Secured Party, as security for the fulfilment of the Secured Claims (as defined in Clause 3 ("*Secured Claims*") below).

The Pledge shall also extend, in addition to the Pledged Quotas, without need to sign any deed or comply with any formality, to any Quotaholder's Rights of which the Pledgor may become the

owner or which the Pledgor may become entitled to for any reason while this Pledge Agreement is in force and effect.

2.2 Extension of the Pledge

(a) The Pledge shall also extend, without need to sign any deed or comply with any formality, to any increase and/or variation of the Pledged Quotas, occurring for whatever reason, including, as a result of a gratuitous increase of the share capital of the Company (*aumenti di capitale a titolo gratuito*) or for consideration (*aumenti di capitale a pagamento*) or other transactions, as well as the rights relating thereto according to and subject to the limitations set out in this Pledge Agreement in all above mentioned cases, including the cases of mergers and/or de-mergers of the Company.

(b) In any event, the Pledgor undertakes to execute any document and carry out any activity necessary or appropriate for the extension of the Pledge, in form and substance satisfactory to the Secured Party, and undertakes, according to Article 1381 of the Italian Civil Code, to procure the Company to execute any document and carry out any activity necessary or appropriate for the extension of the Pledge, in form and substance satisfactory to the Secured Party for the purposes set out in the foregoing (a) and (b).

2.3 Indication of the assets subject to the Pledge

The assets and the rights indicated under this Clause 2 ("*Pledge*") and pledged by means of this Pledge Agreement are hereinafter, collectively, referred to as the **"Security"**.

3. SECURED CLAIMS

3.1 Claims secured by the Pledge

The Pledge secures, for the entire value and without the obligation of first enforcement *vis-à-vis* the main debtor or any third party (which has acted as a guarantor issuing a guarantee or a security), any and all current and/or future claims of the Secured Party arising out of or related the Purchase Agreement and/or to the Note, including, without limitation:

(i) all of the Obligations;

(ii) any claim for the repayment of principal and the payment of interest, including default interest, as due pursuant to the Purchase Agreement;

(iii) any claim for the reimbursement of any expenses, charges, fees, and any other expenses and costs incurred by the Secured Party as a result of withdrawal from or termination of the Purchase Agreement and/or the Note, recovery of damages and other indemnification, taxes and duties (including increases to be paid as a result of increased taxes) or any other amount due to the Secured Party pursuant to the Purchase Agreement and/or the Note;

(iv) any claim for the repayment and/or the reimbursement of one or more amounts paid by the Company and/or the Pledgor to the Secured Party under the Purchase Agreement and/or the Note, which have been clawed back or revoked due to an Insolvency Proceeding or otherwise, as well as any interest, charge, cost and/or expense related thereto;

(v) the fulfilment by the Pledgor and the Company of their obligations under the Purchase Agreement and/or the Note;

(vi) any other claim arising under or in connection with the Purchase Agreement and/or the Note or any claim relating to the recovery of expenses and charges incurred in connection with the recovery of amounts due thereunder or the exercise of the rights under the Purchase Agreement and/or the Note;

(vii) all the costs, charges and expenses (including legal and tax expenses) incurred and any other amount paid by the Secured Party for the purpose of enforcing the Pledge, amending this Pledge Agreement and/or the Purchase Agreement, and exercising any of its rights under this Pledge Agreement and/or the Purchase Agreement.

3.2 Additional claims secured by the Pledge

The Pledge also secures, ranking *pari passu* with the other claims referred to in Clause 3.1 ("*Claims secured by the Pledge*") above, any claims that the Secured Party may have against the Pledgor and/or the Company under the Purchase Agreement and/or the Note, including any claim that may arise after the maturity date of the amounts as originally provided therein or after a notice of withdrawal or termination or acceleration as set forth under the Purchase Agreement.

4. EFFECTIVENESS OF THE SECURITY

4.1 Irrelevance of partial repayments

Without prejudice to the provisions set out in Clause 12 ("*Discharge of the Pledge*") of this Pledge Agreement, the Pledge shall remain valid and effective in its entirety, notwithstanding any partial repayment or satisfaction of the Secured Claims, until all the Secured Claims are unconditionally satisfied in full and all payments have been made in accordance with the Purchase Agreement and/or the Note.

4.2 Irrelevance of prepayments

Without prejudice to the provisions set out in Clause 12 ("*Discharge of the Pledge*") of this Pledge Agreement, in the event that any of the Secured Claims has been repaid prior to its maturity date, the Pledge shall remain in full force and effect until all the Secured Claims are fully and unconditionally satisfied and all payments are made in compliance with the Purchase Agreement, and all the terms and conditions are complied with and all of the obligations provided for hereunder are fulfilled.

4.3 Additional security

The Pledge shall be in addition to and independent from any other security or guarantee of which the Secured Party may or will have the benefit, at any time, in respect of all or some of the Secured Claims.

4.4 Irrelevance of amendments

The Pledge shall remain valid and effective notwithstanding any amendments to the Purchase Agreement and/or the Note after the date hereof including, without limitation, any amendments to the repayment terms and the assignment (in whole or in part) of the Purchase Agreement and/or the Note arising thereunder.

4.5 Preservation of the security

The Parties to this Pledge Agreement hereby agree that, for the purposes of Articles 1232 and 1275 of the Italian Civil Code, the Pledge shall remain in full force in its entirety until the complete satisfaction of all the Secured Claims including, without limitation, as a result of an amendment,

postponement, novation (*novazione*) or assignment (either in whole or in part) of the rights arising from the Purchase Agreement and/or the Note and it shall neither be reduced nor deemed as being waived if the Company or the Pledgor (on behalf of the Company) or any third party (on behalf of the Company) make partial or advanced repayments under the Purchase Agreement and/or the Note or should the Secured Party waive, in whole or in part, the Secured Claims, unless otherwise provided in a written statement made by the Secured Party.

5. PERFECTION OF THE PLEDGE

5.1 Formalities for the creation of the Pledge

Without prejudice to Clause 2.1 ("*Creation of the Pledge*") and Clause 2.2 ("*Extension of the Pledge*") above, the Pledgor, in connection with the Security, hereby undertake to:

(i) cause the Notary Public, after execution of this Pledge Agreement, timely to deposit it in the Companies' Registry of the Companies according to article 2470 of the Italian Civil Code and deliver to the Secured Party a copy of such deposit;

(ii) cause the Pledge to be registered, within thirty (30) days from the deposit under paragraph (i) above, in the quotaholders ledger of the Company, if kept, according to article 2470 of the Italian Civil Code, in the form set out in Schedule A hereto;

(iii) promptly deliver to the Secured Party a notarised copy of the quotaholders ledger book pages of the Company attesting the registration set forth under paragraph (b) above; and

(iv) take and cause third parties to take the actions provided for under subparagraphs (i), (ii), (iii) above of this Clause 5.1 ("*Formalities for the creation of the Pledge*"), or any other formality or action which might be necessary for the execution of the Pledge with respect to any increase or variation of the Pledged Quotas and/or the Quotaholder's Rights.

5.2 Undertaking of the Company

The Company acknowledges and undertakes to take the actions or any other formality provided for under Clause 5.1 ("*Formalities for the creation of the Pledge*") above, registering promptly the Pledge in the quotaholders book of the Company, if kept, in compliance with any applicable legal provision and regulation.

5.3 Formalities relating to the Quotaholder's Rights

Without prejudice to the provisions contained in Clause 2.2 ("*Extension of the Pledge*") above, upon the arising of any Quotaholder's Right, the Pledgor hereby undertakes, in relation to the Quotaholder's Right, to execute all the necessary deeds and/or documents (including, but not limited to, certifications, statements, attestations, endorsements, recordings, annotations, etc.) pursuant to the applicable legal provisions and regulations so as to ensure that the Pledge on the Quotaholder's Right, to which the Pledgor is entitled, is created validly and effectively in favour of the Secured Party in compliance with the provisions contained herein. The Pledgor hereby also undertakes to take any action that may be reasonably required by the Secured Party in relation to the Pledge on the Quotaholder's Right, in order to provide the Secured Party with greater protection in the event that the Pledge is enforced.

5.4 Additional formalities

Without prejudice to the provisions set forth under Clause 2.2 ("*Extension of the Pledge*") of this Pledge Agreement and also with reference to the provisions set forth under Clause 8 ("*Capital

Increases") of this Pledge Agreement, the Pledgor undertakes to execute such further deeds and/or documents and to carry out such further activities and formalities that the Secured Party may deem reasonably necessary or convenient in order to:

(i) execute and/or protect the security interest created and/or to be created pursuant to this Pledge Agreement, including, but not limited to, the execution, if it is reasonable in the interests of the Secured Party, of additional deeds acknowledging the Pledge, and additional recording also in the case of and upon increases, if any, in the Company's capital; and

(ii) enable the Secured Party to exercise and protect in judicial proceedings or in any other venue that it may reasonably considered appropriate (carrying out any activity deemed appropriate in this connection) its rights deriving from this Pledge Agreement.

6. REPRESENTATIONS AND WARRANTIES

6.1 Representations and warranties

Without prejudice to the representations and warranties made under the Purchase Agreement, the Pledgor and the Company hereby represent and warrant in favour of the Secured Party as follows:

(i) the Pledged Quotas have been and/or shall be validly subscribed to and fully paid up;

(ii) Debtor's Quotas represent 100% of the Company's corporate capital;

(iii) the Pledgor is the sole and exclusive legitimate owner of the Pledged Quotas and it has and shall have full power and right to create the Pledge on the Pledged Quotas and on any additional quotas as well as to freely dispose of the rights relating thereto;

(iv) the Pledged Quotas and/or the Quotaholder's Rights and/or any additional quota of which the Pledgor is or shall be the owner and/or creditor are and shall remain, so long as this Pledge Agreement is in force, free from any Encumbrance or other rights of third parties of any kind, whether of real or personal nature, save those directly and exclusively deriving from law, and are or shall be freely transferable, subject to the provisions set forth in the Purchase Agreement and/or the Note and the present Pledge Agreement;

(v) Debtor and the Company are validly incorporated and existing in compliance with applicable law, and no action has been taken or threatened in order to obtain dissolution, winding-up, liquidation or declaration of nullity or inexistence of the Pledgor and/or the Company;

(vi) the Pledgor is neither insolvent, nor is it subject to any Insolvency Proceedings, and no request has been submitted in order to obtain the commencement of an Insolvency Proceedings against it;

(vii) the Company is not insolvent, pursuant to Art. 5 of Royal Decree no. 267 dated 16/3/1942, nor is it subject to any Insolvency Proceedings, and no request has been submitted in order to obtain the commencement of an Insolvency Proceedings against it;

(viii) the Pledgor and the Company are, and shall be, during the term of the Pledge, vested with the powers which are necessary to execute and fulfil the obligations undertaken hereunder, including (but not limited to) the powers relating to the execution of any document, notice, and communication to be issued hereunder, to the performance of any deed and/or activity required hereunder, and all the necessary resolutions of the corporate bodies have been and

shall be validly taken in order to authorise the execution, performance, and fulfilment of the aforesaid obligations;

(ix) no authorisations and/or permits of any kind are required for the valid and effective execution of this Pledge Agreement, the fulfilment by the Pledgor and/or the Company of their respective obligations arising out of this Pledge Agreement or the exercise by the Secured Party of the rights arising from this Pledge Agreement;

(x) the execution of this Pledge Agreement, the creation of the Pledge and the performance of the obligations undertaken by the Pledgor under the Pledge Agreement do not and will not (a) conflict with any provision of law, By-laws, rights of any third party or obligations arising out of any agreement which the Pledgor and/or the Company are party to and/or any other obligations undertaken by the Pledgor and/or the Company or in whatsoever way affecting the Pledgor and/or the Company; (b) give rise to an obligation of the Company and/or the Pledgor and/or the Company to prepay any indebtedness or procure the termination or acceleration of any facility; (c) cause the creation of any Encumbrance or give rise to an obligation of the Pledgor and/or the Company to create any Encumbrance in favour of third parties with respect to their current or future assets;

(xi) no claims or civil, arbitral or administrative proceedings before any civil, arbitral or administrative authorities or any other claim prejudicial to the Security and/or which may affect the validity, the effectiveness and/or the enforceability of this Pledge Agreement are pending nor such claims or proceedings have been threatened;

(xii) by fulfilling the formalities provided for by Clause 5.1 ("*Formalities for the creation of the Pledge*") above, the Pledge will give rise to a first ranking security, valid and enforceable against third parties, in favour of the Secured Party as security for the prompt satisfaction of any and all Secured Claims;

(xiii) the Pledge Agreement executed by the Pledgor and the Company provides for obligations which are valid, effective, and enforceable *vis-à-vis* the Pledgor and the Company;

(xiv) the Pledgor and the Company represent and warrant to fully understand the English language and that they have completely understood all the terms and conditions hereof.

6.2 Repetition of the representations and warranties

The above representations and warranties shall be deemed given upon execution hereof and repeated upon the execution of any deed aimed at the creation and/or execution of the Pledge, and shall remain true and correct in every material respect and shall be complied from the date hereof until the Pledge is effective.

7. RIGHT TO RECEIVE DIVIDENDS AND VOTING RIGHTS

7.1 Right to receive dividends

Without prejudice to the provisions set forth under Clause 5.3 ("*Formalities relating to the Quotaholder's Rights*"), the dividends relating to the Pledged Quotas and/or any additional quotas, permitted to be payable under the Purchase Agreement, shall be allocated to the Pledgor. Should an Event of Default occur, the payment of the dividends in relation to the Pledged Quotas and/or any additional quotas shall be made by the Company solely in accordance with the instructions given to the Company by the Secured Party, pursuant to, *inter alia*, Article 2791 of the Italian Civil Code.

7.2 Exercise of the voting rights

7.2.1 Without prejudice to the provisions set forth under the following Clauses 7.2.2 and 7.3 ("*Prejudicial Resolutions*"), and to the other provisions set forth herein, the Secured Party shall not exercise the voting rights relating to the Pledged Quotas and/or any additional quotas in the Quotaholders meetings of the Company. Such voting rights shall therefore be exercised by the Pledgor, within the limits set out in Clause 10.1(a)(i) ("*Undertakings of the Pledgor*") of this Pledge Agreement.

7.2.2 It is however understood that, should an Event of Default occur, the Secured Party's waiver to exercise the voting right relating to the Pledged Quotas and/or any additional quotas under 7.2.1 shall be deemed as revoked and expired and such voting rights shall be exercised by the Secured Party who shall be entitled to take part in ordinary and extraordinary meetings of the Company, after giving notice to the Pledgor and the Company, and each of the aforementioned events shall constitute a revocation of the waiver and/or in any case of its effects on the part of the Secured Party to exercise the voting right relating to the Pledged Quotas and/or any additional quotas on which the Pledge has been created, until the aforementioned Event of Default is cured or remedied.

7.3 Prejudicial Resolutions

7.3.1 As a derogation to Clause 7.2 ("*Exercise of the voting rights*") above and without prejudice to the other provisions herein, it is understood that, should a quotaholders meeting of the Company be called to resolve on an issue the approval of which could result in an Event of Default, the Secured Party, upon receipt of a notice of call of such a quotaholders meeting pursuant to Clause 10.1(a)(iii) below or of the communication set forth under Clause 7.6 ("*Totalitarian Quotaholder's Meetings*"), shall be entitled to take part and exercise the voting right at that specific meeting thereby preventing the adoption of such a resolution.

7.3.2 The Pledgor hereby undertakes to promptly take any necessary action (including issuing a suitable power of attorney) so as to enable the Secured Party to validly take part in the meetings specified in Clause 7.3.1 above and cast the vote and for such purpose the Secured Party shall remain the owner of the relevant voting right until the event which has caused the transfer of the voting right to the Secured Party pursuant to this Clause 7.3 ("*Prejudicial Resolutions*") is cured or remedied.

7.4 Other rights

It is understood that - pursuant to Clause 7.2 ("*Exercise of the voting rights*") and 7.3 ("*Prejudicial Resolutions")* above, in any case where the voting rights relating to the Pledged Quotas have been transferred to the Secured Party - the Secured Party shall also be entitled to exercise any other administrative right connected with and instrumental to the exercise of the voting rights, including, without limitation, the right to have the quotaholders meeting of the Company convened upon occurrence of the conditions provided by applicable law.

7.5 Information undertakings

The Secured Party shall communicate to the Pledgor and the Company the occurrence of any event or circumstance which entitles the Secured Party to exercise its rights pursuant to Clause 7.2 ("*Exercise of the voting rights*") and 7.3 ("*Prejudicial Resolutions*") of this Pledge Agreement or to receive dividends.

7.6 Totalitarian Quotaholders meetings

Without prejudice to the provisions contained in Clause 7.2 ("*Exercise of the voting rights*") above, if a totalitarian quotaholders' meeting of the Company (*assemblea totalitaria*) is held, the Pledgor

shall, at least 5 Business Days prior to the meeting, deliver to the Secured Party a notice setting out the agenda of such meeting and its intention with respect to voting which shall be binding on the Pledgor.

7.7 Waiver of the right to raise claims

The Pledgor hereby agrees, and the Company hereby acknowledges that, except for fraudulent conduct or gross negligence on the part of the Secured Party, the Pledgor shall not take actions and/or raise claims, objections, or defence arguments, including the request for *interim* orders (and consequently waive any action, in relation to which the time limit shall be therefore deemed expired), in relation to:

(i) the right of the Secured Party to exercise the right to vote at the meetings and the right to receive dividends pursuant to Clause 7.1 above, relating to the Pledged Quotas and/or any additional Quotas on which the Pledge has been created, within the limits of the provisions contained herein; and

(ii) the procedures of exercising the voting rights relating to the Pledged Quotas and/or any additional quotas on which the Pledge has been created.

7.8 Undertaking of the Company

The Company acknowledges any and all provisions set out in this Clause 7 ("*Right to Receive Dividends and Voting Rights*") for the purpose of paying dividends and exercising the voting rights relating to the Pledged Quotas and/or any additional quotas on which the Pledge has been created.

8. CAPITAL INCREASES

8.1 Effect of capital increases

In the case of increase in the corporate capital of the Company, whether against or without valuable consideration (*aumento di capitale a titolo gratuito o a pagamento*), the Pledge shall be extended to the additional quotas issued and subscribed by or ascribed to the Pledgor as a result of such capital increase.

8.2 Undertaking to subscribe

The Pledgor hereby undertakes in any case to fully subscribe to the capital increases against valuable consideration which shall be resolved upon by the extraordinary quotaholders meeting of the Company. Should the Pledgor fail to do so, the Secured Party shall be authorised to subscribe such capital increase in the name and on behalf of the Pledgor, charging to the Pledgor any relevant expenses and charges that they may have reasonably incurred, including the amount paid to the Company as a capital contribution.

8.3 Extension of the provisions relating to the Pledge

The Pledge created over the additional quotas pursuant to this Clause 8 ("*Capital Increases*") shall be construed as being covered by this Pledge Agreement and part of the same Pledge created pursuant to this Pledge Agreement and on the date hereof, and shall be regulated by the same provisions contained herein.

9 ASSIGNMENT OR TRANSFER OF THE RIGHTS OF THE SECURED PARTY

9.1 Assignment of rights

The Pledgor hereby irrevocably agrees that the Pledge shall remain unchanged and may be transferred, wholly or partly, without the need for the Pledgor to give any additional consent, as a legal effect of the total or partial assignment, on the part of the Secured Party, of the Purchase Agreement or of the Secured Claims. In this respect, the Pledgor hereby irrevocably undertakes to execute any deed, document, or certificate (including a deed of acknowledgement) that the Secured Party may reasonably deem necessary and/or appropriate to guarantee the effectiveness of the Pledge and/or of the provisions contained herein. Pledgor may not transfer this Pledge, wholly or partly, without the prior written consent of the Secured Party, which may be withheld by Secured Party in its sole and absolute discretion.

9.2 Effects of the assignment

For the purposes of the Pledge, any assignment or transfer (in whole or in part) of the Purchase Agreement and/or the Note and this Pledge Agreement shall take effect, respectively, as an assignment or transfer of a contract (*cessione di contratto*) or an assignment of receivables (*cessione di credito*), as the case may be, without having any novating effect on the Purchase Agreement and/or the Note and this Pledge Agreement or Secured Claims outstanding at the time the assignment or the transfer completed.

9.3 Annotations of the assignment

Without prejudice to the provisions contained in Clause 9.2 ("*Effects of the assignment*") of this Pledge Agreement, the Pledgor accepts that the Secured Party shall be entitled to request at any time to the Company to carry out the necessary annotations of the assignment or the transfer of the Purchase Agreement and/or the Note and this Pledge Agreement or the Secured Claims on the quotaholders book of the Company, if kept, and of the resulting assignment or transfer of the Pledge relating to the Purchase Agreement and the Note and this Pledge Agreement or the Secured Claims which have been assigned or transferred and the Company should be bound to implement such request.

10 UNDERTAKINGS

10.1 Undertakings of the Pledgor and the Company

In addition to and without prejudice to any other obligation or rights under the Pledge Agreement and the Purchase Agreement and/or the Note,

(a) the Pledgor shall:

(i) exercise the voting rights relating to the Pledged Quotas and/or any additional quotas, whilst and as long as the Pledgor is entitled to exercise such voting rights pursuant to Clause 7 ("*Right to receive dividends and voting rights*") of this Pledge Agreement, so that (i) the rights and interests of the Secured Party arising under this Pledge Agreement are not adversely affected and, in any case, within the limits set forth under Clause 7 ("*Right to receive dividends and voting rights*") above; and/or (ii) the provisions of the Purchase Agreement and/or the Note are not breached;

(ii) promptly inform the Secured Party of any claim or action brought or threatened by any party in relation to the Security, as well as of any notices or communications received in relation to the Security;

(iii) deliver to the Secured Party, at least 5 Business Days prior to the date on which a quotaholders meeting of the Company has been convened, a copy of any notice of call of a quotaholders meeting of the Company, both ordinary and extraordinary, together with the relevant attachments and any other notice relating to the quotaholders meetings sent by the Company to its quotaholders, as well as a copy of the minutes of ordinary and extraordinary meetings of the Company (including totalitarian quotaholders' meetings) within 5 Business Days as of the date on which such meetings have been held;

(iv) ensure that the Company abstains from exercising the powers to establish separate assets, by, *inter alia* receiving financing allotted to a specific deal, as provided for by Articles 2447-*bis* and following of the Italian Civil Code;

(v) not to create and not to permit the creation of any Encumbrances for any reason whatsoever or third party rights of any kind on the Security, excluding those created in favour of the Secured Party in order to secure the Secured Claims;

(vi) refrain from selling or disposing in any way the Security, and, in any event, refrain from carrying on any activity which may trigger the discharge of the Security;

(vii) cause the Company to maintain the book entries and the correspondence relating to the Pledged Quotas and/or any additional quotas and consent at any time that the Secured Party examine and take copy and excerpts of the relevant documentation;

(viii) provide the Secured Party with any information that it might reasonably require from time to time in relation to the financial and/or property situation of the Pledgor and of the Company in relation to the Security;

(ix) fulfil its obligations undertaken under this Pledge Agreement and cause the Company to fulfil the obligations undertaken by it under this Pledge Agreement;

(x) at its own expenses, take all action that may reasonably be deemed necessary or convenient in order to ensure the validity, effectiveness and enforceability of the Pledge and the validity and effectiveness of the rights of the Secured Party arising under this Pledge Agreement;

(xi) comply with all applicable laws and regulations affecting their assets and properties and promptly, upon becoming aware thereof, notify the Secured Party of any breach of any such laws and regulations that may adversely affect the capability of the Pledgor to fulfil the obligations entered into in accordance with the Pledge Agreement and to put in place all procedures necessary to remedy such breach and inform the Secured Party with respect to the implementation of such procedures;

(xii) without prejudice to the provisions set forth under the Purchase Agreement and/or the Note, not amend the Company's By-laws, without Secured Party's prior written consent;

(xiii) fulfil the formalities provided for under Clause 5 ("*Perfection of the Pledge*");

(b) in addition to any other obligation under the Pledge Agreement, the Company:

(i) undertakes to fulfil the formalities under Clause 5.1 (i), (ii), (iii), and (iv) and under Clause 5.3 ("*Additional formalities*").

10.2 Waiver of the right of recourse and subrogation

The Pledgor expressly and irrevocably waives, for the benefit of the Secured Party, any right of recourse and/or subrogation which might be exercised against the Company as a result of the enforcement of the Pledge, and undertake to confirm such waiver in writing, if so requested by the Secured Party upon or following the enforcement of the Pledge.

The Secured Party acknowledges and irrevocably accepts the waiver by the Pledgor of its rights of recourse and/or subrogation as provided under this Clause 10.2 ("*Waiver of the right of recourse and subrogation*").

10.3 Acknowledgement

In case of assignment, transfer or novation (*novazione*), in whole or in part, of the Purchase Agreement and/or the Note, the Pledgor irrevocably undertakes to sign and deliver to the Secured Party an acknowledgement deed (*atto ricognitivo*) of such assignment or transfer within 3 (three) days as of the date on which the Purchase Agreement and/or the Note have been assigned, transferred or novated.

11. ENFORCEMENT OF THE PLEDGE

11.1 Default of the Secured Claims

In case an Event of Default occurs, the Secured Party shall request in writing through a bailiff (*ufficiale giudiziario*) to the Pledgor and/or the Company to fulfil the Secured Claims informing them that, in case of failure to fulfil the Secured Claims within 5 days, the Pledged Quotas will be sold. The communication sent by the Secured Party to the Pledgor and/or the Company under this Clause 11.1 (*Default of the Secured Claims*) shall have the effect of the notification provided under Article 2797, first and second paragraph, of the Italian Civil Code and no further notices will be required. If the Pledgor or the Company do not fulfil the Secured Claims and/or cure the Event of Default within the term above indicated, the Secured Party will be entitled to sell the Security.

11.2 Sale of the Security

The Pledged Quotas can be sold in whole or in part, and in one or more instalment, with or without auction, as the Secured Party will consider more appropriate pursuant to the last paragraph of article 2797 of the Italian Civil Code.

11.3 Allocation of the proceeds of the sale of the Security

(a) The Secured Party shall distribute the proceeds deriving from the enforcement proceedings as follows:

(i) firstly, towards the payment of any costs and any expenses (including, without limitation, legal expenses, taxes, and duties) reasonably incurred in and documented by the Secured Party in relation to: (a) the custody and administration of the Security; (b) the enforcement and sale of the Security and subsequent collection of the proceeds deriving from the enforcement and sale of the Security; and (c) the

exercise or enforcement of any right of the Secured Party under this Pledge Agreement; and

(ii) secondly, towards the satisfaction of all the Secured Claims in accordance with the provisions set forth in the Purchase Agreement and/or Note.

Any excess, if any, shall be returned to the Pledgor.

(b) the distribution method under 11.3 (a) above shall be applied also with respect to proceeds collected and/or received by any Secured Party in connection with the Security.

11.4 Waiver of pre-emption rights

For the purposes of enforcing the Pledge, the Pledgor hereby waives any pre-emption rights relating to the Pledged Quotas and/or the Quotaholder's Rights of which the Pledgor is the owner or which the Pledgor may become entitled to. The Pledgor also undertakes not to assign and/or transfer under whatever title any pre-emption right relating to the Pledged Quotas and/or the Quotaholder's Rights of which the Pledgor is the owner or which the Pledgor may become entitled to.

12 DISCHARGE OF THE PLEDGE

12.1 Duration and Discharge of the Pledge

Once all the Secured Claims have been fully and punctually satisfied, the Pledge shall cease to be in force, all and any rights relating to the Pledged Quotas shall return to the Pledgor and, upon its request and at its expenses, the Secured Party shall discharge the Pledge promptly underwriting a deed of release of the Pledge.

For the purpose of evaluating when all the Secured Claims have been fully and punctually fulfilled, the Secured Claims under point (iii) of Clause 3 ("*Secured Claims*") above shall be considered fully and punctually fulfilled at the expiry of the terms for the exercise of any of the claw-back and/or revocation action mentioned therein.

12.2 Actions for the Pledge

The Secured Party undertakes, once all the conditions set forth under Clause 12.1 ("*Duration and Discharge of the Pledge*") are satisfied, upon request by the Pledgor, to provide the necessary cooperation and to take all necessary actions in order to implement the release of the Pledge.

13. ELECTION OF DOMICILE AND NOTICES

13.1 Election of Domicile

For the purposes of this Pledge Agreement, the Pledgor elects domicile at the address indicated in Clause 13.2 ("*Notices*") below. Any notices related to this Pledge Agreement and the Pledge may be sent to the Pledgor at the said address, including service of process of legal proceedings and records of trials relating to this Pledge Agreement and the rights arising hereunder.

13.2 Notices

Any notice, communication or document to be sent to any of the parties hereto or to the Secured Party shall be in writing, unless otherwise agreed, and sent by letter or fax to the concerned party at the address indicated hereunder or at any other address subsequently communicated in writing by any of the parties pursuant to this Clause 13 ("*Election of Domicile and Notices*").

To the Secured Party:

Chiurazzi, LLC
4848 E. Cactus Rd., Suite 505-185
Scottsdale, Arizona 85254
Attn: Paul Deloughery
Facsimile: N/A

With a copy to: Snell & Wilmer L.L.P.
400 E. Van Buren
Phoenix, Arizona 85004
Attn: Brian J. Burt
Facsimile: (602) 382-6070

To Debtor or Company:

CI Holdings, Incorporated or Chiurazzi Internazionale (as applicable)
27929 S.W. 95th Aenue, Suite 601
Wilsonville, Oregon 97070
Attn: Mark A Ghiglieri and Gordon Root
Facsimile: (503) 685-9838

14. MISCELLANEOUS

14.1 Limitation of liability

The Pledgor represents and acknowledges that the Secured Party shall not be liable for damages caused to the Pledgor and/or the Company by reason of the manner in which they exercise, attempt to exercise or fail to exercise any of their rights, actions, powers, remedies or discretions under this Pledge Agreement and the Pledge created hereunder, except in cases of wilful misconduct or gross negligence ascertained through an enforceable judgement (*sentenza esecutiva*), it being understood that such liability is limited to the party to whom the relevant wilful misconduct or gross negligence has been ascertained. The Pledgor expressly undertakes to indemnify and hold the Secured Party harmless from any damages, increased costs or expenses which may be incurred by them under this Pledge Agreement, except for any damages, increased costs or expenses which are imputable to wilful misconduct or gross negligence of the Secured Party.

15.1 Amendments to the Pledge Agreement

No amendment to the provisions of this Pledge Agreement or to the Pledge, or any waiver of the rights arising hereunder, shall be effective unless such amendment or waiver is documented in a written deed signed by the Pledgor and the Secured Party.

15.2 Conflicting provisions

The parties hereto hereby agree that, in case of any conflict between the provisions contained in the Purchase Agreement and those contained herein, the former shall prevail.

15.3 Partial invalidity

The illegality, invalidity or unenforceability of any provision of this Pledge Agreement shall not affect the validity and enforceability of any other provision of this Pledge Agreement.

16 TAXES, CHARGES AND EXPENSES

Taxes, charges, costs, and expenses (including legal fees and notarial fees) relating to or otherwise connected with the Pledge, this Pledge Agreement and the execution and/or amendment of this Pledge Agreement shall exclusively be borne by the Pledgor.

17 GOVERNING LAW

This Pledge Agreement and the Pledge created hereunder shall be governed by, and construed in accordance with, Italian law.

18 JURISDICTION

The Courts of Rome shall have jurisdiction to settle any dispute arising out of or in connection with this Pledge Agreement and the Pledge created hereunder, with the express exclusion of jurisdiction of any other competent court and without prejudice to the mandatory jurisdiction provided under applicable law. Nothing contained herein shall prevent the Secured Party from commencing proceedings before any other court of competent jurisdiction pursuant to applicable laws.

DEBTOR:

CI Holdings Incorporated, an Oregon corporation

By:____________________________

Name: __________________________

Title: ___________________________

CHIURAZZI SRL:

Chiurazzi Internazionale S.r.l., an Italian company

By:____________________________

Name: __________________________

Title: ___________________________

SECURED PARTY:

Chiurazzi International, LLC, an Arizona limited liability company

By:____________________________

Name: __________________________

Title: ___________________________

SCHEDULE [•]

MODELLO DI ANNOTAZIONE SUL LIBRO DEI SOCI

Si dà atto che in forza dell'atto ricognitivo del pegno su quote sottoscritto in data 18 settembre 2012 (il "**Contratto di Pegno**") tra:

Chiurazzi International Ltd con sede in [insert address of registered office] capitale sociale pari a [•],titolare di una quota di partecipazione nel capitale sociale di Chiurazzi Internazionasle S.r.l. (la "**Società**"), pari al 100% del capitale sociale della Società (il "**Costituente**") e CHIURAZZI INTERNATIONAL, LLC (la "**Parte Garantita**"), con sede in [insert address of registered office],

il Costituente ha confermato in pegno a favore di Chiurazzi Internatoinal LLC, e suoi successori, cessionari ed aventi causa, a titolo universale o particolare, su un numero di quote pari al 100% del capitale sociale della Società (le "**Quote**"), a garanzia del corretto e puntuale adempimento delle *Secured Claims* (come definite nel Contratto di Pegno).

Il pegno si estenderà a tutte le quote della Società di cui il Costituente e/o i suoi aventi causa divengano a qualunque titolo proprietari o usufruttuari secondo quanto stabilito nel Contratto di Pegno.

I diritti di voto ed il diritto ai dividendi relativi alle Quote (definite come "**Pledge Quotas**" nel Contratto di Pegno) costituite in Pegno sono disciplinati all'articolo 7 ("*Rights to receive dividends and voting rights*") del Contratto di Pegno su Quote.